1 Keysight Advances Software- Centric Solutions Strategy Completes Spirent, Optical Solutions Group, and PowerArtist Acquisitions October 2025

2 Advances Software-Centric Solutions Strategy, Broadens Solutions Portfolio, and Extends SAM Keysight Acquires Spirent, Optical Solutions Group, and PowerArtist 1 Per company estimates OSG: Optical Solutions Group PA: PowerArtist Strategic Rationale • Expands software solutions with advanced design, simulation, and assurance capabilities tailored for communications, aerospace and defense, automotive, and autonomous systems • Spirent extends emulation offerings for satellite and core network use cases, enabling hyperscalers, service providers, and enterprise customers • OSG and PA broaden Keysight’s design engineering software portfolio, and strengthen its position in system-level simulation and emulation, especially in high-performance and multi-physics workflows • Aligned with long-term secular growth drivers, including AI, 6G, space and satellite, and automotive Transaction Overview • ~$1.7B capital deployment meets Keysight’s strategic and financial M&A hurdles • Spirent (net of divestiture proceeds): ~$1.1B; Optical Solutions Group + PowerArtist: ~$0.6B • Settled with balance sheet cash • Post-transaction cash balance >$1.5B, gross leverage of <2X, and net leverage <1X • Expands served addressable market by ~$1.25B1 Attractive Financial Profile • Adds ~$375M of revenue with aggregate gross margin >75%1 • Expands overall software mix by ~300 bps1 • Immediately accretive to gross margin; expected to be operating margin accretive post-integration • Expected to be EPS accretive 12 months post-close1

Keysight + Spirent

Expands Capabilities, Addressable Market, and Complete Solutions


Mobile, Chipsets, Devices
Mobile Networks
Hyperscalers, Service Providers, Enterprises
Aerospace Defense, Satellite, Automotive
Increasing software content
Application
+
Protocol
+
Physical
Mobile Device Design & Emulation
Positioning Design & Emulation
Wi-Fi Emulation
RAN Emulation
Core Network Assurance & Automation
Wireline / AI Network Emulation, Visibility, & Security
Positioning Design & Emulation
Electrical, RF, & Optical Test
Keysight
Spirent

VALUE DRIVERS

Software-centric solution portfolio, increases ARR

SAM expansion ($1B+) with complementary capabilities in adjacent markets – live network assurance, positioning technologies, strengthens 6G

Common customer base with upsell and cross-sell opportunities

Enhanced operating leverage through top line and cost synergies

KEYSIGHT

Note: Figure above is for illustrative purposes only
RAN: Radio access network

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4 Keysight Portfolio Expansion from Spirent Acquisition • Leading positioning, navigation emulation, and validation solutions • Spans lab-grade simulation, real- world record/playback, and expert services for defense, space, automotive, handset/chipset • Strengthens 6G strategy with resilient positioning and non- terrestrial network validation • Complementary wireless capabilities, including Wi-Fi • Enables design and emulation of chipsets and devices in R&D • Enhanced interoperability and standards compliance solutions for location and wireless technologies • Automated assurance of core and transport networks for service providers, enterprises, and hyperscalers • Device, live network, and user experience benchmarking for video, data, voice, and gaming applications WirelessNetwork Assurance Automation Versatile software portfolio to automate design and deployment workflows across service providers, enterprises, and hyperscalers Positioning

OSG + PowerArtist: Expanding our Design Engineering Software Portfolio

Advances Keysight's System-Level Simulation Capabilities with Complementary Optical and Power Solutions


VIRTUAL PROTOTYPING
EDA
esi get it right
cliosoft
Synopsys
OPTICAL
Ansys
POWERARTIST
DESIGN & SIMULATION SOFTWARE
PROTOTYPE
PHYSICAL SYSTEMS
INDUSTRY-LEADING SOLUTIONS PORTFOLIO
EMULATION & TEST SOLUTIONS

Synopsys OSG: Optical Design and Simulation

- Adds a comprehensive software portfolio for optical systems design, analysis, simulation, and virtual prototyping
- Deep domain expertise in photonics, optics, and multi-physics simulation complements Keysight's leading capabilities in photonics design and physical layer solutions

Ansys PowerArtist: Design for Power

- Accelerates energy-efficient chip design with early-stage power analysis, profiling, and optimization
- Automates power reduction, enabling predictable improvements and faster time-to-market for AI, mobile, and networking SoCs

Positions Keysight to lead in next-generation system simulation, optical modeling, and power-aware design

KEYSIGHT

OSG: Optical Solutions Group
SoC: System-on-chip

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